Innovex Announces Third Quarter 2026 Results

HOUSTON, October 29, 2026 – Innovex International, Inc. (NYSE: INVX) (“Innovex,” the “Company” or “we”) today announced financial and operating results for the third quarter of 2026.

Third Quarter Highlights

•
Revenue of $265 million, up 8% quarter-over-quarter and up 10% year-over-year
•
Net Income of $26 million and Net Income Margin of 10%
•
Adjusted EBITDA1 of $55 million and Adjusted EBITDA Margin1 of 21%
•
Net Cash Provided by Operating Activities of $39 million
•
Free Cash Flow1 of $32 million
•
Income from Operations of $70 million (twelve months ended September 30, 2026)
•
Return on Capital Employed1 of 10% (twelve months ended September 30, 2026)
•
$189 million of cash and cash equivalents and no bank debt at quarter-end
•
Awarded $30+ million subsea wellhead contract with a major international operator in Indonesia
•
Awarded additional $9+ million subsea work through our OneSubsea Alliance
•
Supported successful installation of our 20K psi wellhead system for a major operator Offshore US
(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income, Free Cash Flow to net cash provided by operating activities, and ROCE to income from operations, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation tables accompanying this release.

Adam Anderson, CEO, commented, “We delivered a strong third quarter as the investments we have made in our technology portfolio and global operating platform continue to drive profitable growth. Our U.S. Land business benefited from increased activity and modest share gains—with particular success in our cementing tool business. Our subsea backlog continued to grow in the quarter, which should translate into meaningful growth in 2027 and beyond. Despite regional disruptions related to the ongoing conflict in Iran, our Middle East business delivered a solid quarter, and we accelerated investment in new product qualifications which will support future growth. We re-entered Venezuela during the quarter as activity began to recover, and we see a significant opportunity to leverage the strength of our broad portfolio. Importantly, our capital-light business model allows us to participate in this growth without making significant fixed investments in the country. Overall, we remain encouraged by the momentum across our business and believe Innovex is well positioned to continue gaining market share while creating long-term value through innovation, operational execution, and disciplined growth.”

Kendal Reed, CFO, commented, “Our third quarter results demonstrate the strength of Innovex's capital-light business model and disciplined approach to capital allocation. We generated $39 million of net cash provided by operating activities, $32 million of Free Cash Flow and ended the quarter with $189 million of cash and cash equivalents and no bank debt, providing significant financial flexibility to pursue both organic and inorganic growth opportunities. Supported by a strong balance sheet, healthy liquidity position, and active pipeline of opportunities, we remain well positioned to drive long-term shareholder value.”

Financial Summary

	Three months ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Revenue	$265,054	$244,896	$240,000
Net income	26,286	25,031	39,228
Net income (loss) % revenue	10%	10%	16%
Adjusted EBITDA (1)	55,400	47,997	43,613
Adjusted EBITDA Margin (1)	21%	20%	18%
Net cash provided by operating activities	38,819	37,028	48,374
Free Cash Flow (1)	32,390	30,387	36,522
Income (loss) from operations	32,326	33,782	62,284

	Twelve Months Ended
	September 30, 2026	December 31, 2025	September 30, 2025
ROCE (1)	10%	10%	13%

(1) Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables below.

Operational & Financial Results

Kendal Reed, CFO, continued, “Operational execution remained strong throughout the third quarter even as we supported growing activity across key international markets. During the quarter, our teams efficiently executed several critical programs while maintaining high standards of safety and customer responsiveness. While project timing and geopolitical uncertainty may continue to create quarter-to-quarter variability, we remain encouraged by the breadth of opportunities developing across our portfolio and believe the underlying trajectory of the business remains positive.”

Adam Anderson, CEO, concluded, “We are encouraged by the momentum across our platform. In U.S. Land, we won meaningful awards with two large operators that expanded our leading market share position in cementing tools in the Lower 48. In US Offshore, we successfully began the installation of our industry leading 20K wellhead system, demonstrating our technology leadership as well as our exceptional execution capabilities in frontier deepwater technologies. In addition, we secured two follow-on subsea awards in Malaysia, a long-term subsea wellhead contract in Indonesia, and a significant fishing contract in the North Sea that displaces the incumbent supplier. In the Middle East, we advanced qualification efforts for key technologies and secured our first direct corporate purchase agreement with a major national oil company. Over the coming quarters we expect direct awards to increase— bypassing local agents, expanding our margins, and bringing us even closer to our customers. These successes demonstrate that Innovex is entering a new phase—one where our global platform increasingly enables technology deployments across geographies, applications, and customers. We remain focused on converting those advantages into sustainable, profitable growth while maintaining our discipline around execution and capital allocation.”

Balance Sheet, Debt, Cash Flow & Other

Net cash provided by operating activities was $39 million, while capital expenditures totaled $6 million (approximately 2.4% of revenue) for the third quarter of 2026.

Innovex generated Free Cash Flow of $32 million during the third quarter of 2026 and ended the quarter with approximately $189 million of cash and cash equivalents and no bank debt.

Innovex maintains a strong liquidity position and disciplined balance sheet to preserve flexibility and support high-return capital allocation opportunities. We continue to focus on M&A opportunities with strong quantitative and qualitative characteristics.

Return on Capital Employed (“ROCE”)

Innovex’s efficient capital allocation and capital-light business model enable the Company to generate strong returns on its invested capital. Income from operations for the twelve months ended September 30, 2026 was $70 million. Return on Capital Employed (“ROCE”) for the twelve months ended September 30, 2026 was 10%. We remain focused on capital efficiency, which we believe is a key driver of sustainable value creation for our stockholders.

Q4 2026 Guidance

Looking to the fourth quarter of 2026, Innovex expects to generate $260 - $270 million in total revenue and Adjusted EBITDA of $53 - $58 million.

The Company is unable to provide a reconciliation of Adjusted EBITDA guidance to the most directly comparable
GAAP measure without unreasonable effort due to the inherent difficulty in forecasting the timing and magnitude of items that have not yet occurred.

Conference Call Details

Management will host a conference call and a webcast to discuss the financial results on October 30, 2026, at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time. The call will be open to all interested parties and may include forward-looking statements. To access the call, please dial in approximately ten minutes prior to the start time.

Date / Time: October 30, 2026 – 9:00 a.m. Eastern Time / 8:00 a.m. Central Time

Webcast: https://events.q4inc.com/attendee/892531537

U.S. Toll-Free Dial-In: +1 (833) 461-5787

U.S. Local Dial-In: +1 (585) 542-9983

Meeting ID: 892531537

A replay of the webcast will be made available shortly after the call and may be accessed through the Investors section of the Company’s website.

About Innovex International, Inc.

Innovex International, Inc. (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc. and Innovex Downhole Solutions, Inc.

Innovex’s comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering costs, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East, and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risks related to the Company’s merger and acquisition activities, including the ultimate outcome and results of integrating operations, the effects of the Company’s merger and acquisition activities (including the Company’s future financial condition, results of operations, strategy and plans), potential adverse reactions or changes to business relationships resulting from the completion of mergers and acquisitions, expected benefits from mergers and acquisitions and the ability of the Company to realize those benefits, the significant costs required to integrate operations, whether merger or acquisition-related litigation will occur and, if so, the results of any litigation, settlements and investigations, operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; acts of terrorism, war or political or civil unrest in the United States or elsewhere; loss or corruption of our information or a cyberattack on our computer systems; uncertainties pertaining to the Impulse litigation; the risks related to economic conditions and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Jason Doan

Corporate Development Manager

investors@innovex-inc.com

(346) 398-0000

Innovex International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended
(in thousands, except share and per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Revenues	$265,054	$244,896	$240,000
Cost of revenues	169,177	161,248	164,057
Selling, general and administrative expenses	44,432	39,089	35,574
Gain on sale of assets, net	(89)	(9,853)	(40,918)
Depreciation and amortization	16,547	16,213	15,362
Acquisition and integration costs	900	1,613	3,641
Provision for legal settlement	1,761	2,804	—
Income (loss) from operations	$32,326	$33,782	$62,284
Interest (income) expense, net	(192)	(653)	677
Other (income) expense, net	(2,253)	(972)	303
Bargain purchase loss		—	3,342
Income before income taxes	$34,771	$35,407	$57,962
Income tax expense	8,485	10,376	18,734
Net income	$26,286	$25,031	$39,228

Earnings per common share
Basic	$0.38	$0.36	$0.57
Diluted	$0.37	$0.36	$0.57

Weighted average common shares outstanding
Basic	69,956,631	68,793,160	68,814,125
Diluted	70,652,583	69,523,359	69,265,300

Other comprehensive income
Net income	$26,286	$25,031	$39,228
Foreign currency translation adjustment	3,914	(440)	1,314
Comprehensive income	$30,200	$24,591	$40,542

Innovex International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	September 30, 2026	June 30, 2026	September 30, 2025
ASSETS
Current assets
Cash and cash equivalents	$188,763	222,055	$163,374
Trade receivables, net	251,825	240,094	220,408
Inventories, net	299,736	264,837	275,197
Other current assets	74,680	61,541	51,373
Total current assets	815,004	788,527	710,352
Noncurrent assets
Property and equipment, net	168,194	169,636	158,685
Goodwill and net intangibles	288,372	221,331	215,863
Right of use leases - operating, net	50,177	48,728	54,745
Deferred tax asset, net	83,134	89,341	104,132
Other long-term assets	10,131	10,184	10,133
Total noncurrent assets	600,008	539,220	543,558
Total assets	$1,415,012	$1,327,747	$1,253,910
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$82,336	77,188	$66,633
Accrued expenses	52,152	37,755	45,680
Operating lease liabilities	13,397	12,741	12,785
Contract liabilities	17,549	14,484	10,286
Current portion of long-term debt and finance lease obligations	5,873	6,043	6,316
Other current liabilities	12,824	9,304	7,010
Total current liabilities	184,131	157,515	148,710
Noncurrent liabilities
Long-term debt and finance lease obligations	18,273	19,041	20,090
Operating lease liabilities	37,528	36,729	43,287
Legal settlement accrual	53,368	51,607	—
Other long-term liabilities	4,595	4,356	2,869
Total noncurrent liabilities	113,764	111,733	66,246
Total liabilities	297,895	269,248	214,956
Total stockholders’ equity	1,117,117	1,058,499	1,038,954
Total liabilities and stockholders’ equity	$1,415,012	$1,327,747	$1,253,910

Innovex International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Cash flows from operating activities
Net Income	$26,286	$25,031	$39,228
Adjustments to reconcile net income to net cash provided by operating activities	31,943	25,211	1,848
Changes in operating assets and liabilities, net of amounts related to acquisitions	(19,410)	(13,214)	7,298
Net cash provided by operating activities	$38,819	$37,028	$48,374
Cash flows used in investing activities
Payments on acquisitions, net of cash acquired	(63,347)	(12,041)	(500)
Capital expenditures	(6,429)	(6,641)	(11,852)
Proceeds from sale of property and equipment	343	5,462	89,907
Net cash (provided by) used in investing activities	$(69,433)	$(13,220)	$77,555
Cash flows provided by financing activities
Net repayments on line of credit	—	—	(29,000)
Net repayments on term loan	—	—	—
Payments on finance leases	(2,053)	(1,999)	(1,793)
Dividend payment	—	—	—
Other financing	(709)	(388)	(384)
Net cash used in financing activities	$(2,762)	$(2,387)	$(31,177)
Effect of exchange rate changes on cash and cash equivalents	84	(73)	(159)
Net change in cash and cash equivalents	$(33,292)	$21,348	$94,593

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA (a non-GAAP measure) as net income (loss) before interest (income) expense, net, income tax expense (benefit), net, depreciation and amortization, (gain) loss on sale of assets and other expense, net, further adjusted to exclude certain items which we believe are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of our business operations and to compare our operating performance to our competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance, and for this reason we believe this measure will provide useful information to investors. We track Adjusted EBITDA on an absolute dollar basis and as a percentage of revenue, which we refer to as Adjusted EBITDA Margin.

Free Cash Flow

We also utilize Free Cash Flow (a non-GAAP measure) to evaluate the cash generated by our operations and results of operations. We define Free Cash Flow as net cash provided by operating activities less capital expenditures, as presented in our Condensed Consolidated Statements of Cash Flows. Management believes Free Cash Flow is useful because it demonstrates the cash that was available in the period that was in excess of our needs to fund our capital expenditures. Free Cash Flow does not represent our residual cash flow available for discretionary expenditures, as we have non-discretionary expenditures, including, but not limited to, any principal payments required under the terms of our credit facility, which are not deducted in calculating Free Cash Flow.

Return on Capital Employed (ROCE)

We utilize Return on Capital Employed (“ROCE”) (a non-GAAP measure) to assess the effectiveness of our capital allocation over time and to compare our capital efficiency to our competitors, and for this reason we believe this measure will provide useful information to investors. We define ROCE as income from operations excluding acquisition and integration costs, litigation related expenses not reflective of our ongoing operating performance, and income tax expense (resulting in Adjusted Income from Operations, after tax) divided by average capital employed. Capital employed is defined as the combined values of debt and stockholders’ equity. In the first quarter of 2026, we revised our definition of ROCE and Adjusted Income from Operations, after tax to exclude litigation related expenses not reflective of our ongoing operating performance, which for the twelve months ended September 30, 2026 is reflective of the costs related to the Impulse Litigation. In particular, we believe that the exclusion of the aforementioned litigation related expenses eliminated in calculating Adjusted Income from Operations, after tax and ROCE provides useful measures for period-to-period comparisons of our business. We did not revise prior years’ Adjusted Income from Operations, after tax or ROCE because there were no other charges similar in nature to these costs.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and ROCE do not represent and should not be considered alternatives to, or more meaningful than, net income and net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA, Free Cash Flow and ROCE may differ from computations of similarly titled measures of other companies. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure, see tables below.

Management has provided outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. A reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure has not been provided because guidance for the various reconciling items is not provided. The Company is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the Company’s control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Innovex International, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Three months ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Revenue	$265,054	$244,896	$240,000
Net income	26,286	25,031	39,228
Interest (income) expense, net	(192)	(653)	677
Income tax expense	8,485	10,376	18,734
Depreciation and amortization	16,547	16,213	15,362
EBITDA	$51,126	$50,967	$74,001
Other non-operating (income) expense, net (1)	(2,253)	(972)	303
Gain on sale of assets, net	(89)	(9,853)	(40,918)
Impairment of long-lived assets	—	—	—
Acquisition and integration costs (2)	900	1,613	3,641
Provision for legal settlement (3)	1,761	2,804	—
Legal defense costs (4)	28	—	—
Transaction costs (5)	555	47	—
Bargain purchase loss	—	—	3,342
Stock based compensation	3,372	3,391	3,244
Adjusted EBITDA	$55,400	$47,997	$43,613
Net income (loss) % revenue	10%	10%	16%
Adjusted EBITDA Margin	21%	20%	18%

(1) Primarily represents foreign currency exchange (gain) loss, (gain) loss on lease terminations, and other non-operating items.

(2) Consists of legal, accounting, advisory fees, move, severance and other integration costs associated with acquisitions, primarily related to Dril-Quip, DWS, SCF, Citadel DIS and TCO. These costs are one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our business.

(3) Includes monetary damages awarded by a jury and estimated future awards related to the Impulse Litigation, which is not reflective of our ongoing operating performance.

(4) Reflects legal defense costs associated with the Impulse Litigation, which is not reflective of our ongoing operating performance. These costs are recorded in Selling, general and administrative expenses in our Condensed Consolidated Statements of Operations and Comprehensive Income.

(5) Reflects transaction costs associated with the secondary offerings.

Innovex International, Inc.

Reconciliation of Income from Operations to ROCE

(Unaudited)

	Twelve Months Ended
(in thousands)	September 30, 2026	December 31, 2025	September 30, 2025
Income from operations	$70,072	$132,625	$133,741
Plus: Acquisition and integration costs	8,559	17,518	20,868
Plus: Provision for legal settlement (1)	53,368	—	—
Plus: Legal defense costs (1)	2,458	—	—
Less: Income tax expense	(26,937)	(45,231)	(27,857)
Adjusted income from operations, after tax	$107,520	$104,912	$126,752
Beginning debt	26,406	35,368	23,046
Beginning equity	1,038,954	958,156	904,351
Ending debt	24,146	25,631	26,406
Ending equity	1,117,117	1,057,699	1,038,954
Average capital employed	$1,103,312	$1,038,427	$996,379
ROCE	10%	10%	13%

(1) As defined in our Reconciliation of Net Income (Loss) to Adjusted EBITDA above.

Innovex International, Inc.

Reconciliation of Net Cash from Operations to Free Cash Flow

(Unaudited)

	Three months ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Net cash provided by operating activities	$38,819	$37,028	$48,374
Capital expenditures	(6,429)	(6,641)	(11,852)
Free Cash Flow	$32,390	$30,387	$36,522

Innovex International, Inc.

Geographic Revenue Details

(Unaudited)

	Three months ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
North America Onshore ("NAM")
Products	$98,557	$86,265	$86,597
Services	17,948	16,693	17,218
Rental	29,159	28,477	28,114
Revenue - North America Onshore	145,664	131,435	131,929
International & Offshore
Products	91,804	81,114	79,205
Services	13,340	15,012	14,592
Rental	14,246	17,335	14,274
Revenue - International & Offshore	119,390	113,461	108,071
Total Revenue	$265,054	$244,896	$240,000